As filed with the Securities and Exchange Commission on September 8, 2009
Registration No. 333-141365

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.D. 20549

POST-EFFECTIVE AMENDMENT NO. 2

On
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERSADIAL, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State of incorporation)	3999 (Primary standard industrial classification code number)	11-3535204 (I.R.S. Employer Identification Number

Suite 300
350 Jericho Turnpike
Jericho, NY  11753
(Address of Registrant’s principal executive offices)

Geoffrey Donaldson
Suite 300
350 Jericho Turnpike
Jericho, NY  11753
Tel:  (516) 433-4149
(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Robert Barandes, Esq.
Beckman, Lieberman & Barandes, LLP
116 John Street
Suite 1313
New York, NY  10038
Tel:  (212) 608-3500
Fax:  (212) 608-9687

Deregistration of Securities

This Post-Effective Amendment No. 2  on Form S-1  relates to the Registration Statement  (File No.333-141365) (the “Registration Statement”) filed on January 23, 2008 with the Securities and Exchange Commission by Versadial, Inc. (the “Registrant”).  The Registration Statement registered for resale by the selling stockholder named therein, 1,449,426 shares of common stock, $.0001 par value, of the Registrant issuable upon conversion of the 10% senior redeemable convertible notes of the Registrant.

The selling stockholder named in the Registration Statement has not converted any of the 10% senior redeemable convertible notes of the Registrant that it holds, and thus none of the shares subject to the Registration Statement have been issued. The selling stockholder has consented to the Registrant’s removal from registration of all 1,449,426 shares of common stock.

Accordingly, the Registrant hereby removes from registration the shares of common stock that have not been issued upon conversion of the senior redeemable convertible notes. Upon effectiveness hereof, no shares of Common Stock will remain registered under the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No.2 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the city of New York, State of New York on the 8th day of September 2009.

VERSADIAL, INC.

By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson, Principal Executive and Financial Officer

By:	/s/ Karen Nazzareno
Karen Nazzareno Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 8, 2009 by the following persons in the capacities indicated.

/s/ Geoffrey Donaldson	Chairman of the Board and
Geoffrey Donaldson	Chief Executive Officer

Director
Robin Bartosh

/s/ Edward P. Bond	Director
Edward P. Bond

/s/ Richard Harriton	Director
Richard Harriton

/s/ Michael W. Hawthorne	Director
Michael W. Hawthorne